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                                                                  Exhibit 23.1

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33765) pertaining to the Equity Compensation Plan of Maritrans Inc. of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of Maritrans Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                           /s/  Ernst & Young, LLP
                                           -----------------------------
                                                Ernst & Young, LLP


Philadelphia, Pennsylvania
March 26, 1999